EXHIBIT 10.01
SUBLEASE
THIS SUBLEASE (this “Sublease”), dated as of May 25, 2021 (“Effective Date”), is entered into by and between ARLO TECHNOLOGIES, INC., a Delaware corporation (“Sublandlord”), and VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Subtenant”).
RECITALS
A.    Sublandlord, as tenant, entered into that certain Office Lease dated as of June 28, 2018 (as amended, the “Master Lease”) with LT ORCHARD PARKWAY, LLC, a Delaware limited liability company (“Landlord”), for the lease of the entire building consisting of approximately 77,822 rentable square feet located at 3030 Orchard Parkway, San Jose, California 95134 (the “Premises”). The Premises is depicted on Exhibit A attached hereto. Capitalized terms used herein shall have the meanings given to those terms in the Master Lease, unless otherwise defined herein. Notwithstanding anything to the contrary stated in the Master Lease, the amounts payable under this Sublease as Rent and the Security Deposit shall not be subject to adjustment upon remeasurement of the Premises under the Master Lease and the final sentence of Section 1.2 of the Master Lease is hereby excluded from incorporation herein.
B.    Subject to the terms and conditions of this Sublease, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to sublease to Subtenant, the Premises.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:
1.Sublease.
1.1Premises. Subject to the receipt of the Consent (as defined in Section 1.2 below), Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises. Subtenant acknowledges and agrees that the Premises contains the number of rentable square feet stated herein, and the Premises is not subject to remeasurement or adjustment. Subtenant shall have the right to use in common with Sublandlord all other common areas of the Project.
1.2Consent. This Sublease and Subtenant’s and Sublandlord’s obligations hereunder are expressly conditioned upon the execution by Landlord of a written consent to this Sublease, with such modifications as may be required by Landlord and as are reasonably acceptable to Sublandlord and Subtenant (“Consent”). Sublandlord shall promptly comply with all of the terms of the Master Lease applicable to such Consent, including the payment of any fees required in connection therewith, and the requirement to promptly submit a request for the Consent a second time if Landlord shall have failed to respond to the first request for the Consent. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Landlord in connection with Landlord’s approval of this Sublease. If Sublandlord does not deliver Landlord’s Consent on or before the date that is the 45th day after the Effective Date (the “Outside Date”), then either Sublandlord or Subtenant shall have the right to terminate this Sublease by written notice (the “Outside Date Termination Notice”) to the other party on or before the date that is five (5) business days after the Outside Date (with time being of the essence with respect to the giving of the Outside Date Termination Notice). If Subtenant terminates this Sublease in accordance with the terms of this Section 1.2, then this Sublease shall be null and void ab initio and of no further force or effect and neither party shall have any further rights or obligations under this Sublease, except for such rights and obligations which expressly survive the expiration or earlier termination of this Sublease and except that Sublandlord shall promptly return to Subtenant the Pre-paid Rent and the Security Deposit.
2.Term; Early Access Period.
2.1Subject to the Early Access Period (as defined below), Sublandlord shall deliver to Subtenant the Premises on the date that is the last to occur of (i) February 1, 2022, and (ii) the date the Consent is fully executed and delivered to Subtenant (the “Commencement Date”). The term of this Sublease (the “Term”) shall end at 5:00 p.m. Pacific time on June 30, 2029 (the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Subtenant has no right to retain possession of the Premises or any part thereof beyond the Expiration Date or earlier termination of this Sublease or the Master Lease.
2.2On the condition that Landlord has delivered the Consent to Sublandlord and a copy of same has been delivered to Subtenant, and provided that Subtenant has not committed a default under this Sublease (beyond any applicable notice and cure period provided for herein), commencing no sooner than October 1, 2021, Subtenant and Subtenant’s invitees may enter the Premises, at Subtenant’s sole risk, solely in order to install in the Premises its furnishings, equipment, cabling and perform general business set-up (the “Early Access Period”). Prior to any entry by Subtenant pursuant to this Section 2.2, Subtenant shall have first furnished evidence of all insurance required hereunder and under the Master Lease. Subtenant’s use of the Premises during the Early Access Period shall be subject to all of the terms and conditions of this Sublease and the Master Lease excluding the obligation to pay Basic Rent or Subtenant’s Proportionate Share (as defined below) of Additional Rent.
3.Subtenant’s Rent Payment Obligations.
3.1Basic Rent. Commencing on the Commencement Date (the “Rent Commencement Date”), Subtenant shall pay to Sublandlord monthly base rent for the Premises (“Monthly Base Rent”) in accordance with the table below (“Base Rent Schedule”).

Period	Rent per Month Per Rentable Square Foot	Monthly Base Rent for Premises
February 1, 2022 - January 31, 2023	$2.15	$167,317.30
February 1, 2023 - January 31, 2024	$2.22	$172,336.81
February 1, 2024 - January 31, 2025	2.28	$177,506.92
February 1, 2025 - January 31, 2026	$2.35	$182,832.13
February 1, 2026 - January 31, 2027	$2.42	$188,317.10
February 1, 2027 - January 31, 2028	$2.49	$193,966.61
February 1, 2028 - January 31, 2029	$2.57	$199,785.61
February 1, 2029 - June 30, 2029	$2.64	$205,779.18

3.2Abated Rent. Notwithstanding anything herein to the contrary, Sublandlord and Subtenant acknowledge and agree that Subtenant shall not pay Monthly Base Rent (the “Abated Base Rent”) for the Premises for first (1st), thirteenth (13th), twenty-fifth (25th), thirty-seventh (37th) and forty-ninth (49th) full calendar month after the Commencement Date (the “Base Rent Abatement Period”) of the Term hereof. Notwithstanding the foregoing, if, at any time during the Term, Subtenant is in uncured default under the terms of this Sublease, then (i) any remaining right to the Abated Base Rent during the Base Rent Abatement Period shall be null and void and of no further force or effect, (ii) Monthly Base Rent for any remaining portion of the Base Rent Abatement Period shall be payable in accordance with the terms of this Sublease without regard to the terms of this Section 3.2, and (iii) Sublandlord shall be entitled to recover, and Subtenant shall pay to Sublandlord, the unamortized portion of the Abated Base Rent as of the date of termination as damages hereunder. For the avoidance of doubt, Subtenant shall pay Subtenant’s Pro Rata Share of Additional Rent with respect to the Premises during the Base Rent Abatement Period (including, without limitation, Direct Expenses, Operating Expenses and Tax Expenses).
3.3Advanced Payment of Base Rent; Payment of Monthly Base Rent.
3.3.1Within three (3) business days after mutual execution of this Sublease, Subtenant shall deliver to Sublandlord as advance payment (a) an amount equal to $167,317.30, which amount shall be applied to the Base Rent for the second month of the Term, and (b) an amount equal to $56,031.84, which amount shall be applied to Subtenant’s Pro Rata Share of Additional Rent for the first month of the Term.
3.3.2Monthly Base Rent shall be paid without deduction or offset on the first day of each month of the Term. Attached hereto as Exhibit E is a copy of the rental statement from Landlord for Base Rent and Additional Rent for the month of April, 2021. If the Term does not begin on the first day of a calendar month or end on the last day of a calendar month, the monthly Base Rent for any such partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial calendar month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (as defined below) shall be payable in lawful money of the

United States to Sublandlord at the address stated herein or to such other persons or at such other places as Sublandlord may designate in writing.
3.4Additional Rent: Operating Expenses and Tax Expenses.
3.4.1Subtenant shall, during the Term hereof concurrently with the payment of Monthly Base Rent, pay Subtenant’s Pro Rata Share (defined below) of Direct Expenses, Operating Expenses, and Tax Expenses (including the obligation specified in Section 4.5 of the Master Lease) with respect to the Premises in accordance with the Master Lease. For purposes of this Sublease and as used herein, the term “Subtenant’s Pro Rata Share” shall be one hundred percent (100%).
3.5Rent. As used in this Sublease, the term “Rent” shall mean, collectively, Monthly Base Rent for the Premises, Additional Rent and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease, except as expressly set forth in this Sublease. Notwithstanding the foregoing, “Rent” under this Sublease shall not include, and Subtenant shall have no responsibility or liability for (i) the payment of any cost, expense, and/or charge arising from Sublandlord’s breach of the Master Lease, or (ii) costs arising from Sublandlord’s failure to perform any condition or obligation under the Master Lease.
4.Utilities and Services. Subject to the terms of the Master Lease, should the Premises be separately metered for water, electricity, natural gas or other utilities serving the Premises, all such utilities used by Subtenant in the Premises (e.g., water, electricity and natural gas, as applicable) shall be paid for by Subtenant by separate charge billed by the applicable utility company and payable directly by Subtenant. Should the Premises not be separately metered, Subtenant shall pay Subtenant’s Pro Rata Share of any such utilities and services billed to Sublandlord provided to the Premises. Utility service to the Premises may be furnished by one or more companies. To the extent provided in the Master Lease, Landlord shall have the exclusive right to reasonably designate any company providing utility service to the Premises. Any utilities paid for directly by Subtenant shall not be included as Operating Expenses and, accordingly, shall not be passed-through for payment by Subtenant. Subtenant shall be responsible for paying for the actual cost of any excess utility consumption by Subtenant. Notwithstanding anything to the contrary specified in the Master Lease or this Sublease, Subtenant shall not install equipment of any kind or nature whatsoever nor engage in any practice or use which will necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air conditioning system, electrical system, floor load capacities, or other mechanical or structural system of the Premises, unless otherwise permitted under the Master Lease and in such case in accordance with the terms thereof.
5.Security Deposit. Within three (3) business days after mutual execution of this Sublease, Subtenant shall deposit with Sublandlord an amount equal to $785,433.06 (the “Security Deposit”) which may be in the form of cash which shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant. If Subtenant defaults beyond any applicable notice grace and/or cure period with respect to any provision of this Sublease, Sublandlord may use any part of the Security Deposit for the payment of any Rent or any other sum in default, or to compensate Sublandlord for any other loss or damage which Sublandlord may incur, spend or become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant’s default. If any portion is so used, Subtenant shall within three (3) business days after written demand therefor, deposit with Sublandlord an amount sufficient to restore the Security Deposit to its original amount. Subtenant’s failure to do so shall be a material breach of this Sublease. Subtenant shall not be entitled to interest on such deposit. The Security Deposit shall not be deemed to be trust funds and may be commingled with other funds of Sublandlord. The Security Deposit or any remaining balance thereof shall be returned to Subtenant within thirty (30) days after termination of this Sublease, after deducting for damages (if any) permitted under this Sublease.
6.Parking; Roof Rights.
    Parking. Subject to and in accordance with the Landlord’s consent and the Master Lease, Subtenant shall have the right to use two hundred seventy-two (272) unreserved parking spaces in the Premises’ parking facility and eight (8) reserved parking spaces in the visitor surface parking lot area in front of the “Main Visitor Entrance” of the Premises as specified in the Master Lease. Furthermore, upon and subject to Landlord’s expressed approval, Sublandlord shall grant Subtenant the right to install up to ten (10) electric vehicle charging stations in the parking facility of the Premises as designated by Landlord and Sublandlord.
6.2    Roof Rights. Subject to and in accordance with the Landlord’s consent and the Master Lease, Subtenant shall have the right to use and install communication equipment on the roof of the Premises as necessary for the operation of Subtenant’s business at the Premises subject to and as specified in Article 30 of the Master Lease.
7.Use and Occupancy.
7.1Use. The Premises shall be used and occupied by Subtenant in accordance with the Permitted Use specified in the Summary of Basic Lease Information of the Master Lease and Article 5 of the Master Lease and for no other purpose.
7.2Compliance with Master Lease.
7.2.1Subtenant agrees that it will occupy the Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may cause or reasonably likely to cause a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder, except for (a) any charge or expense attributable to the period prior to or after Subtenant’s occupancy of the Premises (specifically including, without limitation, any occupancy for the purposes contemplated by Section 2.2 above), (b) any damages, charges and expenses to the extent caused by Sublandlord under the Master Lease excluding damages, charges and expenses to the extent caused by Subtenant under this Sublease, or (c) any damages, charges and expenses arising from the negligence or willful misconduct of Sublandlord (the damages, charges and expenses described in the foregoing clauses (a), (b) and (c) are referred to collectively herein as the “Excluded Charges”). Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Sublandlord covenants and agrees to indemnify Subtenant against, defend and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, (i) any acts, omissions or gross negligence of Sublandlord in or about the Premises (except to the extent caused by Subtenant’s negligence), or (ii) any breach or default by Sublandlord under the Master Lease or this Sublease.
7.2.2Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any improvements or repairs or any other obligation of Landlord under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied to the Premises by Landlord or otherwise, including, without limitation, heat, air conditioning, ventilation, life-safety, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or any liability on the part of Sublandlord unless such failure or interruption is caused by reason of Sublandlord’s gross negligence or willful misconduct. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to keep the Master Lease in effect, and provided that there is no uncured default hereunder by Subtenant, upon Subtenant’s request to Sublandlord to do so, Sublandlord shall use commercially reasonable efforts, as reasonably indicated under the circumstances, to obtain the performance by Landlord of its obligations under the Master Lease and/or to obtain the consent or approval of Landlord of any action Subtenant desires to take that requires such consent or approval; provided, however, that Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce the Master Lease against Landlord unless Subtenant is unable to bring suit for lack of standing, and in such case Subtenant shall pay for the reasonable costs thereof.
7.2.3Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as additional Rent hereunder any and all sums which Sublandlord may be required to pay to Landlord under the Master Lease with respect to the Premises to the extent attributable to the Subtenant.

7.2.4Sublandlord reserves the right (i) on reasonable prior notice to Subtenant (with at least 24 hours advance notice except in the caser of an emergency), to inspect the Premises, and (ii) following a default by Subtenant (beyond applicable notice and cure periods), to enter upon the Premises, with reasonable prior notice, and to take such actions or cause such things to be done as may be necessary or appropriate in order to cure any Subtenant default under this Sublease or under the Master Lease. All such sums paid, and all reasonable costs and expenses of performing any such cure, shall be deemed additional Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the Default Rate specified in Article 25 of the Master Lease from the date of invoice to Subtenant until repaid.
7.2.5Sublandlord shall use commercially reasonable efforts to deliver to Subtenant a copy of a Statement (as defined in Section 4.4.1 of the Master Lease) within ten (10) business days after receipt of same from Landlord. Within thirty (30) days after Subtenant's receipt of such Statement, should Subtenant have a reasonable basis to audit such Statement in accordance with Section 4.4.3 of the Master Lease, Subtenant may deliver a written request to Sublandlord to cause Sublandlord to exercise the right to audit Landlord’s books and records, for the benefit of Subtenant, pursuant to and in accordance with Section 4.4.3 of the Master Lease. Should Subtenant timely deliver written notice to Sublandlord of Subtenant’s election to audit Landlord’s books and records in accordance with this Section 7.2.5, Subtenant shall, within five (5) business days after written demand therefor, reimburse Sublandlord for any and all costs relating to such audit.
7.2.6If Sublandlord shall actually receive under the Master Lease an abatement of Rent as to the Sublease Premises (for a period after the Commencement Date), then Subtenant shall be entitled to receive from Sublandlord a proportionate share of abated Rent under this Sublease, which share shall be calculated in the same manner the abated rent was calculated under the Master Lease.
7.2.7Sublandlord shall pay Landlord all Rent and other charges that may become due and payable by Sublandlord pursuant to the Master Lease, as and when such amounts become due and payable thereunder.
7.2.8In the event that Sublandlord receives a notice of default from Master Landlord under the Master Lease, if Sublandlord is unable or unwilling to so cure such default, Sublandlord shall deliver such notice to Subtenant, who shall have the right, but not the obligation, to so cure such default and offset any related costs under this Sublease; provided, however, that any such actions to cure shall comply in all respects with the terms and obligations of Sublandlord as tenant under the Master Lease.
8.Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease, and assumes and agrees to be bound thereby. Additionally, Subtenant’s rights under this Sublease shall be subject to the terms of the Consent.

9.Incorporation of Master Lease. The terms, covenants and conditions of the Master Lease are hereby incorporated into this Sublease as they apply to the Premises, except as otherwise expressly provided herein. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of incorporation in this Sublease, (1) wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean the Sublandlord herein, (2) wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean the Subtenant herein, and (3) wherever in the Master Lease the words “Lease”, “Premises”, “Rent” or “Term” are used, such terms shall be deemed to mean this Sublease, the Premises, the Rent hereunder and the Term hereunder, respectively. The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by one (1) day, so that in each instance Subtenant shall have one (1) day less time to observe or perform hereunder than Sublandlord has as the tenant under the Master Lease unless the applicable notice, grace or cure period under the Master Lease is five (5) days or less, in which case such period shall not be shortened. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord or Tenant that is incorporated herein by reference shall be deemed to inure to the benefit of Sublandlord and Landlord, on the one hand, and Subtenant, on the other hand, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease of access or inspection, any right of Landlord under the Master Lease to do work in the Premises and any right of Landlord under the Master Lease in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefitted by said provision, for the purpose of incorporation by reference in this Sublease.
10.Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:
10.1In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed by Sublandlord (and which shall be deemed granted if Landlord first grants its approval or consent).
10.2In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

10.3Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to restore or rebuild any portion of the Premises after any damage or destruction or any taking by eminent domain.
10.4Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to maintain any portion of the Premises.
10.5Subject to Sublandlord’s obligations under 7.2.2, Sublandlord shall have no obligation to provide utilities or any other services to the Premises.
10.6In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.
10.7The right of Subtenant to assign the Sublease or to sub-sublet all or any part of the Premises shall require the prior written consent, if such consent is required under the Master Lease, of both Landlord and Sublandlord and shall otherwise be subject to and governed by Article 14 of the Master Lease. In addition to the terms and conditions set forth in Article 14 of the Master Lease, Landlord’s consent to this Sublease shall not waive Landlord’s rights as to any subsequent Transfers and any request to further sublease all or any portion of the Premises by Subtenant shall be subject to the requirements set forth in Article 14 of the Master Lease.
11.Exclusions. The following provisions of the Master Lease are NOT incorporated herein: Sections 3, 4, 7, 9, 10, 11, 12, and 13 of the Summary of Basic Lease Information, and Articles 2, 21, Sections 29.18, 29.24, 29.37 and Exhibits B, C, F, G and H of the Master Lease; except that to the extent of any conflict between the Master Lease and this Sublease then as between Sublandlord and Subtenant the terms of this Sublease shall govern.
12.Sublandlord’s Representations and Warranties. Sublandlord represents and warrants to Subtenant now and as of the Commencement Date as follows:
12.1Exhibit B to this Sublease is a redacted but true and complete copy of the Master Lease. The Master Lease, as attached as Exhibit B to this Sublease, is in full force and effect and has not been amended or modified.
12.2Sublandlord has received no written notice of default under the Master Lease, and to its actual knowledge, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Sublandlord under the Master Lease.
12.3Sublandlord has given no written notice of default under the Master Lease and to its actual knowledge, without inquiry, there exists no fact or circumstance which with the giving of notice or the passage of time or both would constitute a default by Landlord under the Master Lease.
13.Intentionally Deleted.

14.Termination of Master Lease. Sublandlord hereby acknowledges and agrees that it shall not voluntarily terminate the Master Lease without the prior written consent of Subtenant. If for any reason the Master Lease shall terminate prior to the Expiration Date, this Sublease shall thereupon be terminated unless Landlord elects to cause Subtenant to attorn to Landlord. In consideration of the foregoing, Sublandlord agrees, as a courtesy to Subtenant to request from Landlord a non-disturbance agreement in favor of Subtenant that provides that: (i) upon a default by Sublandlord under the Master Lease, this Sublease shall not be terminated by Landlord or affected by such default, (ii) this Sublease shall continue in full force and effect, and (iii) provided Subtenant is not in default of this Sublease, Subtenant’s occupancy of the Premises shall not be affected or disturbed by Landlord notwithstanding any termination of the Master Lease. Subtenant and Sublandlord acknowledge and agree that (A) the effectiveness of this Sublease is not conditioned or contingent upon Sublandlord’s obtaining such non-disturbance and (B) Subtenant shall reimburse Sublandlord for the costs of obtaining and negotiating any non-disturbance agreement for the benefit of Subtenant including any costs passed through by Landlord and reasonable attorneys’ fees of Landlord.
15.Indemnity.
(a)In addition to the indemnities provided under the Master Lease as incorporated herein, except to the extent arising from the gross negligence or willful misconduct of Sublandlord or its employees, contractors, agents or consultants, Subtenant shall indemnify, defend and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorneys’ fees and disbursements, which Sublandlord may incur or pay out (including, without limitation, to Landlord under the Master Lease) by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Premises (except to the extent caused by Sublandlord’s negligence or willful misconduct), (ii) any breach or default hereunder by Subtenant, (iii) any work performed after the date hereof in or to the Premises (except if performed by Landlord or Sublandlord), or (iv) any act, omission, negligence or willful misconduct on the part of Subtenant and/or its officers, partners, employees, agents, contractors, customers and/or invitees, or any person claiming through or under Subtenant in or about the Premises.
(b)Sublandlord covenants and agrees to indemnify Subtenant against and hold Subtenant harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including reasonable attorneys’ fees and disbursements) and damages of any kind or nature whatsoever which Subtenant may incur or pay out by reason of (i) any willful misconduct or gross negligence of Sublandlord in or about the Sublease Premises (except to the extent caused by Subtenant’s negligence), or (ii) any breach or default by Sublandlord under the Master Lease or this Sublease not otherwise attributable to the acts or omissions of Subtenant.
(c)The foregoing indemnity (and those referenced therein) shall survive the expiration or earlier termination of this Sublease.
16.Limitation on Liability. Notwithstanding any other term or provision of this Sublease, the liability of Sublandlord to Subtenant for any default in Sublandlord’s obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall

Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for: (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and/or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease unless such failure to perform is due to a breach by Sublandlord under the Master Lease; or (b) any damages or other liability arising from or incurred in connection with the condition of the Premises or suitability of the Premises for Subtenant’s intended use. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, (i) no personal liability shall at any time be asserted or enforceable against Sublandlord’s or Subtenant’s members, shareholders, directors, officers, or partners on account of any of Sublandlord’s or Subtenant’s obligations or actions under this Sublease, and (ii) neither Sublandlord nor Subtenant shall be liable to the other for any lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason. As used in this Sublease, the term “Sublandlord” means at any time the then current holder of the tenant’s interest under the Master Lease and of the sublandlord’s interest under this Sublease.
17.Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, (i) Sublandlord’s refusal to consent to or approve any matter or thing shall be deemed reasonable if, without limitation, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord despite the good faith commercially reasonable request by Sublandlord and (ii) Sublandlord shall be deemed to have granted its consent if Landlord shall have granted its consent or approval to such request.
18.Condition of Premises.
18.1Delivery of Possession.
18.1.1Sublandlord shall deliver the Premises clean, with all operating systems servicing the Premises, including the roof membrane, windows, lighting, sensors and switches, building management systems, fire life and safety systems, doors, loading doors, MEP systems and emergency generator (collectively, the “Warrantied Items”), in good operating condition and the Premises are in compliance with all applicable laws and regulations, including ADA and Title 24 (the “Warranty”) as of the Commencement Date and for the first six (6) months thereafter (the “Warranty Period”). Notwithstanding the foregoing, the Warranty includes only the foregoing Warrantied Items provided by Sublandlord and specifically excludes any systems, equipment or improvements installed and/or contracted for directly by Subtenant or any modifications to the same made by Subtenant. Subtenant shall have until the expiration of the Warranty Period to notify Sublandlord in writing of any failure of the Warranty and in such event Sublandlord will make any required repairs at Sublandlord’s expense. Sublandlord will not be responsible for any repairs in connection with any failure of the Warranty unless Sublandlord is notified in writing by Subtenant no later than the expiration of the Warranty Period. Notwithstanding the foregoing or anything in this Lease to the contrary, in no event will repairs resulting from any of the following be covered by the Warranty: (i) the negligent or willful acts or omissions of, or misuse or abuse of any of the Warrantied Items, by Subtenant or its agents, employees, contractors, licensees or invitees, (ii) any improvements or alterations constructed by Subtenant, or (iii) any acts or omissions by Subtenant or its agents, employees, contractors, licensees, or invitees which solely voids or limits Sublandlord’s warranties.
18.1.2During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling located in the Premises and described in more particular detail in Exhibit C attached hereto (the “FF&E”). Should Subtenant, in Subtenant’s sole discretion, determine that any of the FF&E is not required by Subtenant for the conduct of Subtenant’s business from the Premises, Subtenant may deliver written notice to Sublandlord of such determination together with an itemized list of any FF&E that is not so required (the “Excluded FF&E”), at least thirty (30) days before the Early Access Period, and Sublandlord shall, at Sublandlord’s sole cost and expense, remove such Excluded FF&E from the Premises within thirty (30) days after such notice from Subtenant. Subtenant shall accept the FF&E in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Premises). Subtenant shall use the FF&E only for the purposes for which such FF&E is intended and shall be responsible for the proper maintenance, care and repair of the Remaining Furniture and Cabling, at Subtenant’s sole cost and expense. On or about the date of expiration of this Sublease, Subtenant will purchase the FF&E from Sublandlord in its then “as-is” condition for the sum of $1.00 whereupon Sublandlord shall deliver to Subtenant the Bill of Sale in substantially the form attached hereto as Exhibit D with respect to the FF&E (excluding the Excluded FF&E), it being acknowledged and agreed that Subtenant shall have the right, at its sole cost and expense, from time to time during the Term of this Sublease to remove from the Premises those items from the FF&E that (i) Sublandlord has fully depreciated and authorized Subtenant to remove and (ii) that Subtenant no longer desires to use; provided, however, that Subtenant shall request approval from Sublandlord before any such removal which approval shall be granted by Sublandlord so long as Sublandlord has fully depreciated such items, and such removal shall not relieve Subtenant’s obligation to purchase all such remaining FF&E on or about the expiration of this Sublease pursuant to the terms hereof. Subtenant shall, at its sole cost and expense, be responsible for the removal of the FF&E upon the termination or expiration of this Sublease and its surrender of the Premises to the extent such removal is required by the Master Lease.
18.1.3Subject to the provisions of Section 18.1.1, Sublandlord shall deliver to Subtenant, and Subtenant shall accept, possession of the Premises in their “AS IS” condition as the Premises exist on the Commencement Date and, notwithstanding anything to the contrary set forth in the Master Lease to the contrary, Sublandlord shall have no obligation to furnish, render, pay for, consent to or supply any work, labor, services, materials, furniture, fixtures, equipment, decorations or other items to make the Premises ready or suitable for Subtenant’s occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on and Sublandlord has not made, any representation or warranty concerning the Premises with the exception of those specified in Section 11 above. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Premises. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Premises except as permitted by the provisions of this Sublease and the Master Lease.
19.Surrender. Sublandlord represents and warrants to Subtenant that, other than the Tenant Improvements for which Sublandlord has no removal or restoration obligations as specified in Section 5.5 of the Work Letter, Sublandlord has performed no Alterations to the Premises. In accordance with the foregoing, Subtenant shall, at Subtenant’s sole cost and expense, upon the expiration or earlier termination of this Sublease, remove any Alterations constructed by Subtenant within the Premises in accordance with Article 15 of the Master Lease. For the avoidance of doubt, Sublandlord shall have no obligation to comply with Article 15 of the Master Lease, including, without limitation, the removal and/or restoration of any improvements or alterations within the Premises (or liability with respect to the cost of removal or restoring the same in accordance with Article 15 of the Master Lease) and as partial consideration for Sublandlord’s entry into this Sublease, Subtenant shall be solely responsible for complying with Article 15 of the Master Lease with respect to Alterations to the Premises performed by Subtenant. The indemnification obligations set forth in Section 14 of this Sublease are hereby expressly acknowledged to apply to Subtenant’s obligations under this provision.
20.Signage. Subject to the expressed prior written consent of Landlord and Sublandlord and as specified by Sublandlord, Subtenant shall have the right, at Subtenant’s sole cost and expense and otherwise in compliance with Article 23 of the Master Lease, to Sublandlord’s signage rights set forth in the Master Lease. Sublandlord shall request that Landlord grant such signage rights to Subtenant as part of the consent process and shall use commercially reasonable efforts to cause Landlord to grant such signage rights to Subtenant. Subtenant and Sublandlord acknowledge and agree that the effectiveness of this Sublease is not conditioned or contingent upon obtaining Sublandlord’s signage rights set forth in the Master Lease.
21.Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if given by email at the email address set forth below for the party to whom notice is given, and such notice shall be deemed given and served upon transmission so long as such notice is also given on the same day via (a) personal delivery, or (b) sent by means of FedEx, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested. For purposes of this Section 21, the parties’ respective contact information is: (i) if to Subtenant, Vocera Communications, Inc,; Email: legal@vocera.com; Address: 525 Race Street, San Jose, California 95126; Attn: General Counsel; and (ii) if to Sublandlord, Arlo Technologies, Inc., Email: legal@arlo.com; Address: 2200 Faraday Ave., Suite 150, Carlsbad, CA 92008, Attn: Legal Department, or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective upon date of receipt or refusal to accept receipt unless the notice is delivered personally and such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day.
22.Brokers. Sublandlord hereby represents to Subtenant that it has not dealt with any broker in connection with this Sublease or the Premises other than Newmark Knight Frank (“Sublandlord’s Broker”). Subtenant hereby represents to Sublandlord that it has not dealt with any broker in connection with this Sublease or the Premises other than Savills, Inc. (“Subtenant’s Broker”). Sublandlord agrees to indemnify, defend and hold Subtenant harmless from and against any and all claims of any brokers, claiming to have represented Sublandlord with respect to this Sublease or the Premises, other than Sublandlord’s Broker. Subtenant agrees to indemnify, defend and hold Sublandlord harmless from and against any and all claims of any brokers, claiming to have represented Subtenant with respect to this Sublease or the Premises, other than Subtenant’s Broker. Sublandlord shall be solely responsible for paying all commissions due in connection with the parties entering into this Sublease.
23. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.
24.Interpretation. This Sublease shall be governed by and construed in accordance with California law. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. In the event of a dispute between the parties hereto, the prevailing party shall be entitled to collect from the non-prevailing party, in addition to any court-ordered judgment or award, its reasonable attorneys’ fees and court costs.
25.Confidentiality; Publicity.

25.1The parties shall treat the contents of this Sublease as confidential information and shall not disclose the terms and conditions hereof to other parties; provided, however, each party may disclose portions of this Sublease to its officers, directors, employees, attorneys, architects, accountants, and other consultants and advisors to the extent such persons need to know such information provided such parties are first informed of the confidential nature of such information and each such party agrees to treat the information as confidential. In addition, the contents of this Sublease may be divulged to the extent, but only to the extent, required by law or in any administrative or judicial proceeding in which a party is required to divulge such information, however in such event such party shall notify the other prior to making such disclosure.
25.2Neither Landlord nor Sublandlord shall be permitted to use Subtenant’s name, marks or logos, or to issue any press release or other publicity regarding, or make any public statements, disclosures or communications concerning, this Agreement or any of its terms, or the relationship of the Parties, without prior written approval from Subtenant, which may be granted or withheld in Subtenant’s sole discretion. Without limiting the foregoing, Landlord and Sublandlord may not disclose or publicize to third parties any information related to its business relationship with Subtenant in marketing materials, sales pitches, case studies, on its website or other materials or documentation, without the express prior written consent of Subtenant.
26.Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Lease.
27.Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party has signed and delivered to the other party at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.
28.Authority to Execute. Subtenant and Sublandlord each represents and warrants to the other that each person executing this Sublease on behalf of such party is duly authorized to so execute and deliver this Sublease.
29.Certified Access Specialist. For purposes of Section 1938(a) of the California Civil Code, Sublandlord hereby discloses to Subtenant, and Subtenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Sublandlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

[Signatures on Following Page]

    IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLANDLORD:	SUBTENANT:
ARLO TECHNOLOGIES, INC., a Delaware corporation	VOCERA COMMUNICATIONS, INC., a Delaware corporation

By: /S/ Brian Busse	By: /S/ Brent Lang
Name: Brian Busse	Name: Brent Lang
Title: General Counsel	Title: President and CEO
Date: 5/25/21	Date: 5/21/21

EXHIBIT A
Depiction of Premises

2

3

EXHIBIT B
Master Lease
[See attached]
4

EXHIBIT C
FF&E

Floor	Location	ID number	Qty	Asset Description
1st	100 - Reception	239	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	100 - Reception	339	1	Samsung 65" Commercial LED Display
1st	100 - Reception	340	1	Samsung 65" Commercial LED Display
1st	100 - Reception		1	Mini fridge
1st	101 - Hearts Conf Room	207	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	101 - Hearts Conf Room	255	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	101 - Hearts Conf Room	278	1	Logitech Rally UHD PTZ Camera
1st	101 - Hearts Conf Room	1	1	Modified miro conference table rectangle
1st	101 - Hearts Conf Room	2	1	Pure white float glassboard
1st	101 - Hearts Conf Room	3	1	Pure white float glassboard + accessories
1st	101 - Hearts Conf Room	304	1	Samsung 65" Commercial LED Display
1st	101 - Hearts Conf Room	305	1	Samsung 65" Commercial LED Display
1st	101 - Hearts Conf Room		1	Samsung soundbar
1st	101 - Hearts Conf Room		1	Samsung wireless speaker
1st	102 - Clubs Conf Room	210	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	102 - Clubs Conf Room	249	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	102 - Clubs Conf Room	307	1	Samsung 65" Commercial LED Display
1st	102 - Clubs Conf Room	5	1	trapezoid shaped conference table
1st	102 - Clubs Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	104 - Melissa/Vanessa's Office	6	1	clarus 4884 pure white float glassboard+ accessories
1st	104 - Melissa/Vanessa's Office	77	2	Private office "L" shaped
1st	104 - Melissa/Vanessa's Office	79	1	Right return shell
1st	105 - Security		1	Black with gray leather chair
1st	106 - Diamonds Conf Room	208	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	106 - Diamonds Conf Room	8	1	clarus 4860 pure white float glassboard+ accessories
1st	106 - Diamonds Conf Room	257	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	106 - Diamonds Conf Room	303	1	Samsung 65" Commercial LED Display
1st	106 - Diamonds Conf Room	10	1	trapezoid shaped conference table
1st	106 - Diamonds Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	109 - Break Room		6	Microwaves
1st	109 - Break Room		3	Refridgerators
1st	109 - Break Room		4	Toasters
1st	109 - Breakroom	11	1	60" banquet single booths sections for breakroom
1st	109 - Breakroom	12	4	72" w booth sections w caster system corner look on toe-kick
1st	109 - Breakroom	13	28	andaz café chair mid back, plain, phantom cloth
1st	109 - Breakroom	14	26	Beaufurn, bar stool
1st	109 - Breakroom	15	1	breck x large round table
1st	109 - Breakroom	16	1	calm corner left arm
1st	109 - Breakroom	17	2	calm ganging bracket
1st	109 - Breakroom	18	1	calm lounge three seat right arm

1st	109 - Breakroom	19	1	calm lounge two seat left arm
1st	109 - Breakroom	21	23	honest-overcast textiles (fabric for chairs in breakroom)
1st	109 - Breakroom	23	1	Open lounge chair on wire frame
1st	109 - Breakroom	24	2	rectangular bar height table, one piece top
1st	109 - Breakroom	25	4	rectangular shaped table
1st	109 - Breakroom	26	1	ribbon table with small round top and metal base
1st	109 - Breakroom	296	1	Samsung 4K HD LCD TV 82"
1st	109 - Breakroom	27	4	square café table, one piece top (rectangle)
1st	109 - Breakroom	28	10	square café table, one piece top with matching edge
1st	109 - Breakroom	29	4	stacking chair cart
1st	109 - Breakroom	30	39	textiles honest - overcast (fabric for chairs in breakrooms)
1st	111 - Shipping	200	3	storage rack, packing table, 3 in 1 hand truck
1st	113 - Data Center	31	1	Tripp Lite Mobile TV Floor Stand Cart Height-Adjustable LCD
1st	114 - Break Room Storage		3	Refridgerators
1st	116 - Connectivity Testing Workroom	83	3	ESD Modular Workstation w two uprgihts, lamps, outlets
1st	116/122 - Connectivity/Engineering Rooms	97	2	kona laptop table with 2"H tablet holder
1st	118 - Battery Workroom	351	3	Fully Welded & Assembled Workbench - 15" wx72"Lx24"H
1st	118 - Battery Workroom		5	ESD blue chairs
1st	120 - Systems Integration Workroom	22	1	kona laptop table wih 2"H tablet holder
1st	122 - Engineering Dev Room	350	2	Fully ESD Modular Workstation 30"Dx72"Lx34"H plus accessories
1st	123 - Flex Room	33	2	Pure white float glassboard, supplies
1st	123 - Flex Room	292	1	Samsung 4K HD LCD TV 82"
1st	123 - Flex Room		1	Ping pong table
1st	123 - Flex Room		11	Portable 4.5' rollaway tables for social events
1st	123 - Flex Room (chairs)	35	21	nesting chair mesh back, violet (conference room chairs)
1st	124/126 - Locker Rooms	192	60	Digilock (panel on lockers)
1st	132 - Spades Conf Room	209	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	132 - Spades Conf Room	37	1	Clarus 4896 White float glassboard tempered glass + accessories
1st	132 - Spades Conf Room	38	1	Conference room table rectangle
1st	132 - Spades Conf Room	39	1	credenza with 4 hinged doors
1st	132 - Spades Conf Room	254	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	132 - Spades Conf Room	306	1	Samsung 65" Commercial LED Display
1st	132 - Spades Conf Room		1	Aver VB342+ USB Camera Audio soundbar
1st	134 - Training Conf Room	234	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	134 - Training Conf Room	244	1	Aver Cam520 USB Video Conference
1st	134 - Training Conf Room	245	1	Aver Cam520 USB Video Conference
1st	134 - Training Conf Room	32	2	etch mobile markerboard + supplies
1st	134 - Training Conf Room	253	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
1st	134 - Training Conf Room	288	1	Samsung 4K HD LCD TV 82"
1st	134 - Training Conf Room	289	1	Samsung 4K HD LCD TV 82"
1st	134 - Training Conf Room	299	1	Samsung 55" commercial LCD Display
1st	134 - Training Conf Room		2	Podiums
2

1st	134 - Training Conf Room		1	Portable 4' rollaway tables for social events
1st	134 - Training Conf Room		26	Portable 5' rollaway tables for social events
1st	134 - Training Conf Room (chairs)	36	53	Violet nesting chair (conference room chairs)
1st	134 - Training Conf Room (outside)	238	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
1st	139 - Gym/Fitness Room	40	1	2.5-50lb Durabell Set
1st	139 - Gym/Fitness Room	41	1	60 horizontal dumbbell rack w optional 3rd tier
1st	139 - Gym/Fitness Room	42	1	7 POS F.I.D. Bench
1st	139 - Gym/Fitness Room	43	1	Algra Charters - Stretches
1st	139 - Gym/Fitness Room	44	1	Algra Charters Muscle Guide -Men
1st	139 - Gym/Fitness Room	45	1	Algra Charters Muscle Guide -women
1st	139 - Gym/Fitness Room	46	1	Algra Charts heart rate training
1st	139 - Gym/Fitness Room	47	1	All American Fitness Equipment - Balance Bar and rubber grips
1st	139 - Gym/Fitness Room	48	1	Bravo Pro functional trainer w chin up
1st	139 - Gym/Fitness Room	49	1	Bravo Utility Bench
1st	139 - Gym/Fitness Room	50	1	Digi lock ADA key
1st	139 - Gym/Fitness Room	51	1	Digilock master key
1st	139 - Gym/Fitness Room	52	1	digilock programming key
1st	139 - Gym/Fitness Room	54	2	Life Fitness Platinum Discover Cross-trainer w/ 10" touch screen console
1st	139 - Gym/Fitness Room	55	1	Life Fitness Platinum Discover recumbent bike w/ 10" touch screen console
1st	139 - Gym/Fitness Room	56	2	Life Fitness Platinum Discover SI Treadmill w 10" Screen console
1st	139 - Gym/Fitness Room	57	1	life fitness platinum discover upright bike w touch screem console
1st	139 - Gym/Fitness Room	58	2	Physician scale lb&kg w/ height rod
1st	139 - Gym/Fitness Room	59	1	Prestige Dip /Chin Assist Standard Weight Stack
1st	139 - Gym/Fitness Room	60	1	Prism Fitness Self Guided Storage System Elite
1st	139 - Gym/Fitness Room	341	1	Samsung 65" Commercial LED Display
1st	139 - Gym/Fitness Room	342	1	Samsung 65" Commercial LED Display
1st	139 - Gym/Fitness Room	62	1	Schwin Airdyne AD Pro
1st	139 - Gym/Fitness Room	34	1	Trash/recycle credenza with 4 hinged doors
1st	139 - Gym/Fitness Room	63	20	Storage lockers towers (3 lockers) triple door
1st	Facilities	64	1	1st floor shipping /facilities office/desk/cubicle set-up
1st	Facilities	65	1	2 box 1 file pedestal with lock
1st	Facilities	66	2	Calm 12Dx18W Laptop
1st	Facilities	67	1	ceasar stone (countertop table in kitchen area, stuck to ground)
1st	Facilities	68	1	clarus white board and accessories
1st	Facilities	169	1	credenza, 4 hinged doors with adjustable shelves for storage size
1st	Facilities	71	1	Loop modular corner sofa
1st	Facilities	72	1	Loop modular sofa arm on left side
1st	Facilities	73	1	Loop modular sofa arm on right side
1st	Facilities	74	1	Mail slots
1st	Facilities	75	2	Modo 84" Bench w metal base
1st	Facilities	76	1	Oval egg coffee table
1st	Facilities	78	1	Reception front module with work surface
1st	Facilities	80	1	two drawer lateral file w lock
1st	Facilities	81	1	U Shape Ledge
3

1st	Facilities	82	1	Vika swivel lounge chair self-return swivel
1st	Lab Area	85	21	Office Master ergonomic mid-height chairs with arms
1st	Misc	194	1	Fast Response Kit, Onsite AED, First Aid Station
1st/2nd	116/218 - Connectivity Workroom/IT Staging	193	8	ESD Stool
2nd	201 - Call Room (by elevator)	87	1	Kona laptop table with 2" tablet holder
2nd	201 - Call Room (by elevator)	88	1	Ponder highback lounge chair
2nd	201 - Call Room (by elevator)	89	1	ruby occasional table
2nd	201 - Call Room (by elevator)	90	3	Textiles - twist blue & green (fabric on ponder highback lounge chair)
2nd	202 - Call Room (by elevator)	91	1	Kona laptop table with 2" tablet holder
2nd	202 - Call Room (by elevator)	92	1	Ponder highback lounge chair
2nd	202 - Call Room (by elevator)	93	1	ruby occasional table
2nd	202 - Call Room (by elevator)	94	3	textiles twist blue & green (fabric on ponder highback lounge chair)
2nd	205 - Grand Canyon Conf Room	95	1	307" banquet table for conference room 205
2nd	205 - Grand Canyon Conf Room	221	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	205 - Grand Canyon Conf Room	96	1	Etch mobile white board + accessories
2nd	205 - Grand Canyon Conf Room	251	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	205 - Grand Canyon Conf Room	282	1	Logitech Rally UHD PTZ Camera
2nd	205 - Grand Canyon Conf Room	98	1	Modified micro conference table rectangle
2nd	205 - Grand Canyon Conf Room	321	1	Samsung 65" Commercial LED Display
2nd	205 - Grand Canyon Conf Room	322	1	Samsung 65" Commercial LED Display
2nd	205 - Grand Canyon Conf Room		1	Samsung soundbar
2nd	205 - Grand Canyon Conf Room		1	Samsung wireless speaker
2nd	206 - Everglades Conf Room	220	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	206 - Everglades Conf Room	272	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	206 - Everglades Conf Room	99	1	modified rectangle conference table
2nd	206 - Everglades Conf Room	100	1	Pure white float glassboard, tray+markers
2nd	206 - Everglades Conf Room	320	1	Samsung 65" Commercial LED Display
2nd	206 - Everglades Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	207 - Rocky Mountain Conf Room	219	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	207 - Rocky Mountain Conf Room	101	1	Conference room table rectangle
2nd	207 - Rocky Mountain Conf Room	102	1	etch mobile markerboard, + accessories
2nd	207 - Rocky Mountain Conf Room	265	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	207 - Rocky Mountain Conf Room	281	1	Logitech Rally UHD PTZ Camera
2nd	207 - Rocky Mountain Conf Room	318	1	Samsung 65" Commercial LED Display
2nd	207 - Rocky Mountain Conf Room	319	1	Samsung 65" Commercial LED Display
2nd	207 - Rocky Mountain Conf Room		1	Samsung soundbar
2nd	207 - Rocky Mountain Conf Room		1	Samsung wireless speaker
2nd	208 - Lassen Open Collaboration	103	4	always lounge chair with 4 star black base
2nd	208 - Lassen Open Collaboration	104	2	bernhardt textiles, kavir-grassland (fabric on breck table small)
2nd	208 - Lassen Open Collaboration	105	1	breck table large
2nd	208 - Lassen Open Collaboration	106	1	breck table small
2nd	208 - Lassen Open Collaboration	107	4	kona laptop table with 2"H tablet holder
2nd	208 - Lassen Open Collaboration	108	1	kona round pouf 20" diameter
2nd	208 - Lassen Open Collaboration	109	1	kona round pouf 20" diameter
2nd	208 - Lassen Open Collaboration	110	2	Kvadrat maharam hallingdal (fabric for kona round pouf)
2nd	208 - Lassen Open Collaboration	111	2	Maharam - mallard, teal (fabric on breck table large)
2nd	209 - Glacier Conf Room	218	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	209 - Glacier Conf Room	112	1	Conference room table rectangle
2nd	209 - Glacier Conf Room	273	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
4

2nd	209 - Glacier Conf Room	113	1	Pure white float glassboard, tray+markers
2nd	209 - Glacier Conf Room	317	1	Samsung 65" Commercial LED Display
2nd	209 - Glacier Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	210 - Yellow Stone Conf Room	217	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	210 - Yellow Stone Conf Room	114	1	Conference room table rectangle
2nd	210 - Yellow Stone Conf Room	115	1	etch mobile markerboard, + accessories
2nd	210 - Yellow Stone Conf Room	258	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	210 - Yellow Stone Conf Room	280	1	Logitech Rally UHD PTZ Camera
2nd	210 - Yellow Stone Conf Room	315	1	Samsung 65" Commercial LED Display
2nd	210 - Yellow Stone Conf Room	316	1	Samsung 65" Commercial LED Display
2nd	210 - Yellowstone Conf Room		1	Samsung soundbar
2nd	210 - Yellowstone Conf Room		1	Samsung wireless speaker
2nd	211 - Carlsbad Caverns Conf Room	216	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	211 - Carlsbad Caverns Conf Room	116	1	Conference room table rectangle
2nd	211 - Carlsbad Caverns Conf Room	117	1	etch mobile markerboard, + accessories
2nd	211 - Carlsbad Caverns Conf Room	252	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	211 - Carlsbad Caverns Conf Room	279	1	Logitech Rally UHD PTZ Camera
2nd	211 - Carlsbad Caverns Conf Room	313	1	Samsung 65" Commercial LED Display
2nd	211 - Carlsbad Caverns Conf Room	314	1	Samsung 65" Commercial LED Display
2nd	211 - Carlsbad Caverns Conf Room		1	Samsung soundbar
2nd	211 - Carlsbad Caverns Conf Room		1	Samsung wireless speaker
2nd	215 - Mother's Room	118	1	cielo round table
2nd	215 - Mother's Room	119	1	saven rocker with stationary arms
2nd	215 - Mother's Room		1	Mini fridge
2nd	218 - IT Staging	348	3	36"D x 72"L x 30"H Workstations with 9 LCD Arms
2nd	220 - Copy		1	Large white mobile board
2nd	222 - Clue Conf Room	222	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	222 - Clue Conf Room	120	1	Conference room table rectangle
2nd	222 - Clue Conf Room	121	1	Glassboard, + tray + markers
2nd	222 - Clue Conf Room	261	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	222 - Clue Conf Room	323	1	Samsung 65" Commercial LED Display
2nd	222 - Clue Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	223 - Battleship Conf Room	223	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	223 - Battleship Conf Room	122	1	Conference room table rectangle
2nd	223 - Battleship Conf Room	123	1	Glassboard, + tray + markers
2nd	223 - Battleship Conf Room	262	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	223 - Battleship Conf Room	324	1	Samsung 65" Commercial LED Display
2nd	223 - Battleship Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	224 - Chess Conf Room	211	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	224 - Chess Conf Room	124	1	clarus 4884 pure white float glassboard+ accessories
2nd	224 - Chess Conf Room	125	1	d-shaped conference table
2nd	224 - Chess Conf Room	260	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	224 - Chess Conf Room	308	1	Samsung 65" Commercial LED Display
2nd	224 - Chess Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	225 - Checkers Conf Room	212	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	225 - Checkers Conf Room	126	1	clarus 4884, 4x7 white float glassboard starphire
2nd	225 - Checkers Conf Room	127	1	d-shaped conference table
5

2nd	225 - Checkers Conf Room	274	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	225 - Checkers Conf Room	309	1	Samsung 65" Commercial LED Display
2nd	225 - Checkers Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	226 - Yahtzee Conf Room	213	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	226 - Yahtzee Conf Room	128	1	Conference room table rectangle
2nd	226 - Yahtzee Conf Room	129	1	Glassboard, + tray + markers
2nd	226 - Yahtzee Conf Room	276	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	226 - Yahtzee Conf Room	310	1	Samsung 65" Commercial LED Display
2nd	226 - Yahtzee Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	226 - Yahtzee Conf Room		1	White wooden cabinet/drawers, similar to 3rd floor cubicles
2nd	227 - Scrabble Conf Room	214	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	227 - Scrabble Conf Room	131	1	Conference room table rectangle
2nd	227 - Scrabble Conf Room	132	1	Glassboard, + tray + markers
2nd	227 - Scrabble Conf Room	269	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	227 - Scrabble Conf Room	311	1	Samsung 65" Commercial LED Display
2nd	227 - Scrabble Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	228 - Big Bend Open Collaboration		1	Aver VB342+ USB Camera Audio soundbar
2nd	228 - Big Bend Open Colloboration	215	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	228 - Big Bend Open Colloboration	133	1	bar heigh rectangular table
2nd	228 - Big Bend Open Colloboration	134	1	clarus 4884 pure white float glassboard+ accessories
2nd	228 - Big Bend Open Colloboration	135	8	happy barstool with steel sled base
2nd	228 - Big Bend Open Colloboration	136	10	knowll crossroads tropical for happy bar stool (fabric for happy bar stool)
2nd	228 - Big Bend Open Colloboration	266	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	228 - Big Bend Open Colloboration	312	1	Samsung 65" Commercial LED Display
2nd	229 - Copy		1	Black bulletin board
2nd	230 - Yosemite Conf Room	232	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	230 - Yosemite Conf Room	137	1	Conference room table rectangle
2nd	230 - Yosemite Conf Room	138	1	Glassboard + tray + markers
2nd	230 - Yosemite Conf Room	275	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	230 - Yosemite Conf Room	334	1	Samsung 65" Commercial LED Display
2nd	230 - Yosemite Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	231 - Snowdonia Conf Room	233	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
2nd	231 - Snowdonia Conf Room	4	1	clarus 4884 pure white float glassboard+ accessories
2nd	231 - Snowdonia Conf Room	139	1	Conference room table rectangle
2nd	231 - Snowdonia Conf Room	140	1	Glassboard + tray + markers
2nd	231 - Snowdonia Conf Room	277	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
2nd	231 - Snowdonia Conf Room	335	1	Samsung 65" Commercial LED Display
2nd	231 - Snowdonia Conf Room		1	Aver VB342+ USB Camera Audio soundbar
2nd	232 - Coffee/Vending Area	141	2	2nd floor 72" bench w metal base
2nd	232 - Coffee/Vending Area	142	3	30" round café table
2nd	232 - Coffee/Vending Area	143	11	Camira halcyon cedar - lake (fabric on 72" bench w metal base)
2nd	232 - Coffee/Vending Area	144	3	four cast chair with polypropylene seat and 4 legged base
2nd	232 - Coffee/Vending Area		2	Microwaves
2nd	232 - Coffee/Vending Area		2	Refridgerators
2nd	232 - Coffee/Vending Area		1	Toaster
2nd/3rd	Misc	195	2	Fast Response Kit, Onsite AED, First Aid Station
6

3rd	301 - Catering Area		1	Mini fridge
3rd	301 - Catering Area		1	Round table
3rd	301 - Catering Area		1	Toaster
3rd	302 - King's Landing Board Room	145	1	264" banquet for boardroom
3rd	302 - King's Landing Board Room	231	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	302 - King's Landing Board Room	147	6	calm lamptop polished chrome
3rd	302 - King's Landing Board Room	271	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	302 - King's Landing Board Room	285	1	Logitech Rally UHD PTZ Camera
3rd	302 - King's Landing Board Room	148	11	luna textiles llinen
3rd	302 - King's Landing Board Room	149	2	Modo 84" Bench w metal base (outside bench)
3rd	302 - King's Landing Board Room	150	1	rectangle top 5 pieces
3rd	302 - King's Landing Board Room	290	1	Samsung 4K HD LCD TV 82"
3rd	302 - King's Landing Board Room	291	1	Samsung 4K HD LCD TV 82"
3rd	302 - King's Landing Board Room	151	1	trash/recycle 4 hinged doors with storage and recycle
3rd	302 - King's Landing Board Room (chairs)	204	19	Memento chair (black leather executive chairs)
3rd	302 - King's Landing Board Room (outside)	237	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	302 - King's Landing Conf Room		1	Mini fridge
3rd	305 - Storage (nearby)	61	1	Pure white glassboard starphire + tray
3rd	306 - Dragonstone Conf Room	235	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	306 - Dragonstone Conf Room	152	1	Conference room table rectangle
3rd	306 - Dragonstone Conf Room	153	1	Glassboard+tray+ markers
3rd	306 - Dragonstone Conf Room	256	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	306 - Dragonstone Conf Room	336	1	Samsung 65" Commercial LED Display
3rd	306 - Dragonstone Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	307 - Rivendell Conf Room	230	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	307 - Rivendell Conf Room	154	1	Conference room table rectangle
3rd	307 - Rivendell Conf Room	155	1	Glassboard + tray + markers (on roller/mobile)
3rd	307 - Rivendell Conf Room	268	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	307 - Rivendell Conf Room	284	1	Logitech Rally UHD PTZ Camera
3rd	307 - Rivendell Conf Room	332	1	Samsung 65" Commercial LED Display
3rd	307 - Rivendell Conf Room	333	1	Samsung 65" Commercial LED Display
3rd	307 - Rivendell Conf Room		1	Samsung soundbar
3rd	307 - Rivendell Conf Room		1	Samsung wireless speaker
3rd	308 - Neverland Conf Room	229	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	308 - Neverland Conf Room	156	1	Conference room table rectangle
3rd	308 - Neverland Conf Room	157	1	Glassboard + tray + markers
3rd	308 - Neverland Conf Room	263	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	308 - Neverland Conf Room	331	1	Samsung 65" Commercial LED Display
3rd	308 - Neverland Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	309 - Piccadilly Circus Conf Room	158	1	151" banquet for conference room 309
3rd	309 - Piccadilly Circus Conf Room	228	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	309 - Piccadilly Circus Conf Room	159	1	Conference room table rectangle
3rd	309 - Piccadilly Circus Conf Room	160	1	Glassboard + tray + markers (on roller/mobile)
3rd	309 - Piccadilly Circus Conf Room	161	1	Kona lapop table with 2"H tablet holder
3rd	309 - Piccadilly Circus Conf Room	270	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	309 - Piccadilly Circus Conf Room	283	1	Logitech Rally UHD PTZ Camera
7

3rd	309 - Piccadilly Circus Conf Room	329	1	Samsung 65" Commercial LED Display
3rd	309 - Piccadilly Circus Conf Room	330	1	Samsung 65" Commercial LED Display
3rd	309 - Piccadilly Circus Conf Room		1	Samsung soundbar without wireless speaker
3rd	310 - Wall Street Conf Room	227	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	310 - Wall Street Conf Room	162	1	Conference room table rectangle
3rd	310 - Wall Street Conf Room	163	1	Glassboard+tray+ markers
3rd	310 - Wall Street Conf Room	328	1	Samsung 65" Commercial LED Display
3rd	310 - Wall Street Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	310 - Wall Street Conf Room		1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	311 - Coffee/Vending Area	164	6	four cast chair with polypropylene seat and 4 legged base
3rd	311 - Coffee/Vending Area	165	1	rectangular table, one piece top with 4 square posts
3rd	311 - Coffee/Vending Area		3	Microwaves
3rd	311 - Coffee/Vending Area		2	Refridgerators
3rd	311 - Coffee/Vending Area		1	Toaster
3rd	312 - Coachella Conf Room	226	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	312 - Coachella Conf Room	166	1	Conference room table rectangle
3rd	312 - Coachella Conf Room	167	1	Glassboard + tray + markers
3rd	312 - Coachella Conf Room	267	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	312 - Coachella Conf Room	327	1	Samsung 65" Commercial LED Display
3rd	312 - Coachella Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	313 - Copy	9	1	credenza with (3) hinged doors and adjustable shelves
3rd	313 - Copy		1	Black bulletin board
3rd	329 - Men's Bathroom		1	High (thin) wooden table with black legs
3rd	333 - Open Office (IT)		1	Black leather chair at cube 3003
3rd	333 - Open Office (IT)		1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	333 - Open Office (near IT)	293	1	Samsung 4K HD LCD TV 82"
3rd	333 - Open Office (near IT)	294	1	Samsung 4K HD LCD TV 82"
3rd	333 - Open Office (near IT)	295	1	Samsung 4K HD LCD TV 82"
3rd	334 - Silk Road Conf Room	236	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	334 - Silk Road Conf Room	168	1	Conference room table rectangle
3rd	334 - Silk Road Conf Room	170	1	Glassboard+tray+ markers
3rd	334 - Silk Road Conf Room	264	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	334 - Silk Road Conf Room	286	1	Logitech Rally UHD PTZ Camera
3rd	334 - Silk Road Conf Room	337	1	Samsung 65" Commercial LED Display
3rd	334 - Silk Road Conf Room	338	1	Samsung 65" Commercial LED Display
3rd	334 - Silk Road Conf Room		1	Samsung soundbar
3rd	334 - Silk Road Conf Room		1	Samsung wireless speaker
3rd	335 - Windsor Castle Conf Room	224	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	335 - Windsor Castle Conf Room	172	1	Conference room table rectangle
3rd	335 - Windsor Castle Conf Room	173	1	Glassboard+tray+ markers
3rd	335 - Windsor Castle Conf Room	250	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	335 - Windsor Castle Conf Room	325	1	Samsung 65" Commercial LED Display
3rd	335 - Windsor Castle Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	336 - Atlantis Conf Room	225	1	Apple 9.7-inch iPad Wi-Fi - 6th generation - tablet - 32 GB - 9.7"
3rd	336 - Atlantis Conf Room	174	1	Conference room table rectangle
3rd	336 - Atlantis Conf Room	175	1	Glassboard+tray+markers
8

3rd	336 - Atlantis Conf Room	259	1	Lenovo ThinkCentre M910q - tiny desktop - Core i7 7700T 2.9 GHz - 16 GB
3rd	336 - Atlantis Conf Room	326	1	Samsung 65" Commercial LED Display
3rd	336 - Atlantis Conf Room		1	Aver VB342+ USB Camera Audio soundbar
3rd	341 - Open Collaboration (by IT)	176	4	allob4s, always lounge chair with 4 star base in black
3rd	341 - Open Collaboration (by IT)	177	1	breck table large
3rd	341 - Open Collaboration (by IT)	178	1	breck table small
3rd	341 - Open Collaboration (by IT)	179	4	dali side chair
3rd	341 - Open Collaboration (by IT)	180	4	kona laptop table with 2" H tablet holder
3rd	341 - Open Collaboration (by IT)	181	1	kona round pouf 20" diameter
3rd	341 - Open Collaboration (by IT)	182	1	kona round pouf 20" diamter
3rd	341 - Open Collaboration (by IT)	183	1	rectangular table, one piece top with 4 square posts
3rd	Misc		3	White mobile boards by cubicle area
3rd	Misc - Private Offices	352	6	3rd floor private offices (furnitures/cabinets/desks)
3rd	Misc - Private Offices	184	6	800 series tack board
3rd	Misc - Private Offices	185	6	clarus 4848 glassboard starphire
All	Misc	198	1	pillows
All	Misc - Chairs for Conf Rooms	202	227	High back mesh chair conference room chairs (1 of 3) (Appendix 2)
All	Misc - Chairs for Conf Rooms	203	2	High back mesh chair conference room chairs (2 of 3) (Appendix 2)
All	Misc - Chairs for Conf Rooms	205	25	High back mesh chair conference room chairs (3 of 3) (Appendix 2)
All	Misc - Chairs for Cubicles	201	38	Focus four leg side chair with mesh back (guest chairs, non-rolling)
All	Misc - Chairs for Cubicles	206	205	Standard black lumbar seats (desk chairs)
All	Misc - Cubicles/Workstations	347	288	Workstations/Cubicles (Appendix 2)

9

APPENDIX 2 - ADDITIONAL DETAILS – CHAIRS AND WORK STATIONS CONF ROOM STYLE BLUE CHAIRS				WORKSTATIONS

FLOOR	Room No	Room Name	Qty	FLOOR	Qty
1ST	100	Reception	1	1st Floor	0
1ST	101	Hearts Conf Room	16	2nd Floor	126
1ST	102	Clubs Conf Room	7	3rd Floor	112
1ST	105	Security Room	1
1ST	106	Diamonds Conf Room	7
1ST	132	Spades Conf Room	8	Standard Cubicles - Unfurnished (Empty)	Qty
1ST	134	Training Conf Room (Storage)	4	1st Floor	0
2ND	203	Monopoly Open Collaboration	8	2nd Floor (No. 2020)	1
2ND	205	Grand Canyon Conf Room	16	3rd Floor	0
2ND	206	Everglades Conf Room	7
2ND	207	Rocky Mountain Conf Room	10
2ND	208	Lassen Open Collaboration	6	Expanded Cubicles - Furnished	Qty
2ND	209	Glacier Conf Room	8	1st Floor	0
2ND	210	Yellowstone Conf Room	10	2nd Floor	10
2ND	211	Carlsbad Caverns Conf Room	12	3rd Floor	16
2ND	222	Clue Conf Room	6
2ND	223	Battleship Conf Room	6
2ND	224	Chess Conf Room	4	Touchdown Stations/Cubicles - Furnished	Qty
2ND	225	Checkers Conf Room	4	1st Floor	0
2ND	226	Yahtzee Conf Room	9	2nd Floor	7
2ND	227	Scrabble Conf Room	8	3rd Floor	16
2ND	228	Big Bend Open Collaboration	8
2ND	230	Yosemite Conf Room	6
2ND	231	Snowdonia Conf Room	6	Total	288
3RD	306	Dragonstone Conf Room	8
3RD	307	Rivendell Conf Room	10
3RD	308	Neverland Conf Room	6
3RD	309	Piccadilly Circus Conf Room	10
3RD	310	Wall Street Conf Room	6
3RD	312	Coachella Conf Room	6
3RD	334	Silk Road Conf Room	16
3RD	335	Windsor Castle Conf Room	7
3RD	336	Atlantis Conf Room	7

TOTAL			254

10

EXHIBIT D
BILL OF SALE
ARLO TECHNOLOGIES, INC., a Delaware corporation (“Seller”), in consideration of Ten Dollars ($1.00) and other good and valuable consideration paid to Seller by VOCERA COMMUNICATIONS, INC., a Delaware corporation (“Purchaser”), the receipt and sufficiency of which are hereby acknowledged, hereby sells, conveys, assigns, transfers, delivers and sets over to Purchaser all of Seller’s right, title and interest in and to the personal property listed on Schedule A annexed hereto and made a part hereof (collectively, the “Included Property”), and Purchaser, by its acceptance hereof, hereby purchases and accepts the Included Property.
    TO HAVE AND TO HOLD unto Purchaser and its successors and assigns to its and their own use and benefit forever.
    Seller does hereby represent to Purchaser that Seller is the lawful owner of the Included Property and that such Included Property is free and clear of all encumbrances.
    Subject to the foregoing, this Bill of Sale is made by Seller without recourse and without any expressed or implied representation or warranty whatsoever, including, but not limited to, any representation with respect to the merchantability of the Included Property or its fitness for any particular purpose; the design or condition of the Included Property; the quality of capacity of the Included Property; workmanship or compliance of the Included Property with the requirements of any applicable law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser hereby acknowledges and agrees that the Included Property is being conveyed “AS IS, WHERE IS, WITH ALL FAULTS”.

[SIGNATURE PAGE TO FOLLOW]

    IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed as of this ____ day of __________, 20__.
ARLO TECHNOLOGIES, INC.,
a Delaware corporation

By:
Name:
Title:

2

EXHIBIT E
Rental Statement for Month of April 2021
[Omitted]